                                                                    EXHIBIT 11.1

                             McLeodUSA Incorporated

           COMPUTATION OF LOSS PER COMMON AND COMMON EQUIVALENT SHARE
                   (AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)

                                                                                     Year Ended December 31,
                                                                                 1999        1998        1997
                                                                             ----------  ----------  ----------
Computation of weighted average number of Common shares outstanding:
Common shares, Class A, outstanding at the
      Beginning of the period (A)                                                 127.4       123.6        72.3
Common shares, Class B, outstanding at the
      Beginning of the period (B)
                                                                                               --          31.3
                                                                                                            --
Weighted average number of shares issued during
      the period (A)                                                               20.3         2.0         6.3


Weighted average number of shares reissued from the
      Treasury during the period
                                                                             ----------  ----------  ----------
Weighted average number of common shares and
      Common equivalent shares                                                    147.7       125.6       109.9
                                                                             ==========  ==========  ==========

Net loss applicable to common shares                                         $    (79.9) $   (124.9) $   (238.0)
                                                                             ==========  ==========  ==========

Loss per common share                                                        $    (0.73) $    (0.99)$     (1.61)
                                                                             ==========  ==========  ==========


 (A) All shares have been adjusted to give effect to the two-for-one stock split effected in the form of a stock dividend effective July 26, 1999.

 (B) The Class B common stock, $.01 par value per share is convertible on a one-for-one basis at any time at the option of the holder into Class A common stock. As of June 30, 1997, all shares of Class B common stock had been converted into shares of Class A common stock.